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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated January 26, 2000, except as to Note 18, as to which the date is March 1, 2000, with respect to the consolidated financial statements of NextCard, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1999, in the Registration Statement (Form S-8) pertaining to the 1997 Stock Plan and 1999 Employee Stock Purchase Plan of NextCard, Inc., filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP


San Francisco, California
       , 2000